Exhibit 5.1

                          CLYDE SNOW SESSIONS & SWENSON
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                                 ONE UTAH CENTER
                                THIRTEENTH FLOOR
                              201 SOUTH MAIN STREET
                         SALT LAKE CITY, UTAH 84111-2216
                           TELEPHONEE: (801) 322-2516
                            FACSIMILE: (801) 521-6280


                                November 13, 2002




The Board of Directors
ClearOne Communications, Inc.
1825 Research Way
Salt Lake City, Utah 84119

          Re: ClearOne Communications, Inc.

Ladies and Gentlemen:

          We act as local counsel for ClearOne Communications, Inc., a Utah corporation (the "Company"). We are advised that the Company has prepared a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to 800,000 shares of the Company's Common Stock, par value $0.001 (the "Shares") to be issued from time to time pursuant to the Company's 1998 Stock Option Plan (the "Plan").

          In our capacity as local counsel to the Company we have examined (i) the Registration Statement dated and filed on or about November 13, 2002 and
(ii) the originals, or copies identified to our satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed necessary as a basis for the opinions hereinafter expressed. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the originals of all documents submitted to us as copies. We have not examined any certificates representing Shares or other securities and express no opinion thereon. We have not received or reviewed any prospectus (a "Prospectus"). This opinion is limited by general principles of equity as listed in Section 13 of the Third-Party Legal Opinion Report of the Section of Business Law, American Bar Association, 1991 ("Section 13") excluding commentary, which Section 13 is incorporated by this reference, (whether considered in a proceeding at law or in equity). We have not participated in the drafting of the Registration Statement or any Prospectus, we have relied upon the correctness

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                          CLYDE SNOW SESSIONS & SWENSON

November 13, 2002
Page 2 of 2
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and completeness of the Registration Statement and we disclaim any opinion regarding the Registration Statement and any Prospectus and take no responsibility regarding the accuracy, completeness or fairness of the statements contained in the Registration Statement or any Prospectus. We render no opinion regarding the Plan or its compliance with applicable law. Further, to the extent securities are to be purchased pursuant to any form of subscription agreement or other contract, we have not received or reviewed such agreements or contracts and we expressly disclaim any opinion based thereon.

          Our opinions set forth below are limited to the laws of the State of Utah and we do not express any opinion herein concerning any other laws. Our opinion pertains to the Shares and no other securities.

          Based on the foregoing, we are of the opinion that the Company has authority pursuant to its Articles of Incorporation to issue up to 50,000,000 shares of Common Stock. When (i) all corporate action necessary for the issuance of the Shares has been taken and (ii) such Shares have been duly issued and delivered to and paid for by the purchasers thereof in accordance with the terms of the Plan, then the Shares will be validly issued, fully paid and non-assessable.

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement. This Opinion is solely for the benefit of the Company and may not be relied upon by any other person or for any other purpose without our prior written consent.

                                      Very truly yours,

                                      CLYDE SNOW SESSIONS & SWENSON


                                      /s/ Clyde Snow Sessions & Swenson, PC